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                                                                    Exhibit 23.1

                          INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-74616 of Sierra Bancorp on Form S-8 of our report on the consolidated financial statements of Bank of the Sierra and subsidiary, dated February 2, 2001, appearing in this Annual Report on Form10-K of Sierra Bancorp for the year ended December 31, 2001.

                           /s/ McGLADREY & PULLEN, LLP

Pasadena, California
March 27, 2002